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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): December 9, 2001



                     HERITAGE FINANCIAL HOLDING CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)


                000-31825                        63-1259533
           (Commission File No.)      (I.R.S. Employer Identification No.)


                              211 Lee Street, N.E.
                             Decatur, Alabama 35601
                    (Address of Principal Executive Offices)


                                 (256) 355-9500
              (Registrant's Telephone Number, Including Area Code)



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Item 9.  Regulation FD Disclosure.

         On November 7 and 8, 2001, senior management officials of Heritage Financial Holding Corporation and Heritage Bank (together, the "Company") held meetings with staff employees of Heritage Bank regarding rumors of a possible merger of the Company with another entity. Company officials stated that within the last several months the Company has received an expression of interest from a bank holding company regarding a possible merger. After the Company received this expression of interest, the Board of Directors decided it was in the best interest of the Company and its stockholders to engage an investment banking firm to determine the level of merger interest across the entire market. The Company is currently reviewing an expression of interest for a possible merger of the Company with a bank holding company based in the southeastern region of the United States. Company officials wanted to convey this information to the employees in order to quell any rumors and correct any misinformation surrounding this process.

         This information is furnished pursuant to Item 9 of Form 8-K and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless the Company specifically incorporates it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                               HERITAGE FINANCIAL HOLDING CORPORATION


                               By /s/ Reginald D. Gilbert
                                 ---------------------------------------------
                                             Reginald D. Gilbert
                                     President and Chief Executive Officer




Dated: December 9, 2001